Exhibit 23.1.10

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 25 2017, with respect to the balance sheets of ATEL Managing Member, LLC as of December 31, 2016 and 2015, included in the Post-Effective Amendment No. 2 to the Registration Statement (No. 333-203841) on Form S-1 and Prospectus of ATEL 17, LLC for the registration of 15,000,000 limited liability company units.

San Francisco, California

April 25, 2017